UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008 (June 3, 2008)

TNR Technical, Inc.
(Exact name of registrant as specified in its charter)

New York	0-13011	11-2565202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Central Park Drive, Sanford, FL	32771
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(407) 321-3011

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Pursuant to a Unanimous Written Consent of the Board of Directors dated June 3, 2008, the Registrant approved the following resolution:

RESOLVED, that the Board of Directors does hereby declare a special dividend to stockholders of record as of the close of business on June 30, 2008 (the “record date”) of a cash dividend in the amount of $6.75 per share, payable on July 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNR TECHNICAL, INC.

By:	/s/ Wayne Thaw
Wayne Thaw, Chief Executive Officer

Date:  June 9, 2008

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